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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-179550), Form S-3 (No. 333-192256), Form S-4 (No. 333-175078) and Form S-8 (Nos. 333-179545, 333-184621 and 333-200777) of Alkermes plc of our report dated February 24, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
February 24, 2015

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM